Exhibit 5.1

lawyers@saul.com www.saul.com

November 1, 2011

Campus Crest Communities, Inc.

2100 Rexford Road

Suite 414

Charlotte, N.C. 28211

Re:	Campus Crest Communities, Inc.

Form S-3 Shelf Registration Statement

Ladies and Gentlemen:

We have acted as Maryland counsel to Campus Crest Communities, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of up to $750,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Shares”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Shares pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), warrants for the purchase of Common Shares or Preferred Shares (the “Warrants”) proposed to be offered by the Company from time to time and certain debt securities proposed to be offered by the Company from time to time under an indenture between the Company and a trustee (the “Debt Securities”), in one or more series, together or separately, at prices and on terms to be determined at the time of offering, pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on November 1, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, the Prospectus (as defined below) and one or more supplements to the Prospectus. The Common Shares, Preferred Shares, Depositary Shares, Warrants and Debt Securities are collectively referred to herein as the “Securities”.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i) The Registration Statement; and

¿¿¿

Campus Crest Communities, Inc.

November 1, 2011

(ii) The prospectus contained in the Registration Statement (the “Prospectus”).

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii) the Articles of Amendment and Restatement of the Company dated September 15, 2010 (the “Charter”);

(iv) the Bylaws of the Company (the “Bylaws”);

(v) resolutions adopted by the Board of Directors of the Company, dated October 25, 2011, relating to, among other matters, the filing of the Registration Statement (the “Board Resolutions”);

(vi) a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated October 31, 2011;

(vii) a Certificate of the secretary of the Company as to the authenticity of the Charter and Bylaws of the Company, the Board Resolutions approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate; and

(viii) such other documents as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a) that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d) that all persons executing the Documents on behalf of any party are duly authorized;

(e) that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Securities, including without limitation, any Securities that may be issued upon conversion or exchange of any of the Securities;

(f) that at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Securities by the Board of Directors of the Company will not have been modified or rescinded;

Campus Crest Communities, Inc.

November 1, 2011

(g) that the terms of all Securities to be established subsequent to the date of this opinion; the issuance, execution and delivery of the Securities; and the compliance by the Company with the terms of the Securities, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(h) that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the shares of the Company as contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus is not less than the par value per share; and

(i) that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any common or preferred shares of the Company, whether to effect an issuance of Common Shares, Preferred Shares, Depositary Shares, Warrants, Debt Securities or other Securities exchangeable or convertible into common or preferred shares of the Company, and any other contemporaneously issued or reserved common shares or preferred shares of the Company, together with the number of common shares and preferred shares of the Company previously issued and outstanding and the number of common shares and preferred shares of the Company previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the number of then-authorized shares of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Donald L. Bobbitt, Jr., as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2. When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with proper resolutions of the Board of Directors of the Company (the “Board”) authorizing the issuance and sale of the Common Shares, and (b) those Common Shares so offered have been duly issued and delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, those Common Shares will be validly issued, fully paid and nonassessable.

Campus Crest Communities, Inc.

November 1, 2011

3. When and if (a) the definitive terms of any particular series of Preferred Shares, other than the Depositary Shares, have been duly established, in accordance with resolutions of the Board authorizing the issuance and sale of that particular series of Preferred Shares, (b) Articles Supplementary regarding that particular series of Preferred Shares that conform to the Charter and Maryland law have been filed with, and accepted for record by, the SDAT, and (c) those Preferred Shares have been duly issued and delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and in accordance with the terms of the particular series as established by the Board in the applicable Articles Supplementary, those Preferred Shares will be validly issued, fully paid and nonassessable.

4. When and if (a) the deposit agreement relating to the Preferred Shares represented by Depositary Shares has been duly authorized, executed and delivered by the Company and the Depositary in accordance with proper resolutions of the Board and in the form and in the manner contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (b) the terms of the Preferred Shares represented by Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (c) the Preferred Shares which are represented by the Depositary Shares are validly issued and delivered (as contemplated above) to the Depositary, (d) the depositary receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Shares in accordance with the deposit agreement, and (e) the Preferred Shares represented by Depositary Shares are issued in the manner contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, the Preferred Shares represented by Depositary Shares will be validly issued.

5. When and if (a) the terms of any Warrants have been duly established, in accordance with proper resolutions of the Board authorizing the execution and delivery of the Warrants; (b) the Warrants have been duly executed and delivered in the form and in the manner contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the Warrants as executed and delivered are as described in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and (d) the Warrants are then issued and sold as contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, the Warrants will constitute valid and legally binding obligations of the Company.

6. When and if (a) the terms of the Debt Securities have been duly established, in accordance with proper resolutions of the Board authorizing the execution and delivery of the Debt Securities (b) the indenture relating to the Debt Securities has been duly authorized, executed and delivered in the form and in the manner contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the indenture relating to the Debt Securities and the Debt Securities as executed and delivered are as described in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (d) the Debt Securities have been duly issued and sold as described in each of the Registration Statement, the Prospectus and

Campus Crest Communities, Inc.

November 1, 2011

the applicable supplement or supplements to the Prospectus and the purchase price therefor has been received by the Company, the Debt Securities will constitute valid and legally binding obligations of the Company.

7. When and if (a) any Common Shares or Preferred Shares of the Company (“Underlying Securities”) issuable upon conversion or exchange of any legally issued convertible or exchangeable Securities (which have been surrendered to the Company in accordance with their respective terms) are duly issued from shares or other units of those Underlying Securities reserved in accordance with resolutions of the Board, (b) the Board has duly authorized the issuance of those Underlying Securities, and (c) those Underlying Securities are duly issued and delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, the Underlying Securities will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SAUL EWING LLP